Exhibit 23.4
INDEPENDENT	2700 E. Executive Drive, Suite 140
Tucson, Arizona 85706 USA
MINING CONSULTANTS, INC.	Tel: (520) 294-9861 Fax: (520) 294-9865
jmarek@imctucson.com

January 18, 2007

Pat Prejean
Assistant Controller - Financial Reporting
Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA 70112

Dear Mr. Prejean,

Consent of Independent Mining Consultants, Inc.

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-139252 on Form S-4/A of Freeport-McMoRan Copper & Gold, Inc. of our report incorporated by reference in the Form 10-K for the year ended December 31, 2005.

INDEPENDENT MINING
CONSULTANTS, INC.

Date: January 18, 2007	By:	/s/ John M. Marek

		Name:	John M. Marek
		Title:	President